Other Exhibit (b)


                         DREYFUS BALANCED FUND, INC.

                      Assistant Secretary's Certificate

     The undersigned, Eric B. Fischman, Assistant Secretary of Dreyfus Balanced Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Written Consent of the Fund's Board members on August 10, 1994, authorizing the signing by Frederick C. Dey, Eric B. Fischman and John E. Pelletier on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Frederick C. Dey, Ruth D. Leibert, Eric B. Fischman and John E. Pelletier as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer for whom he is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunto signed my name and affixed the seal of the Fund on December 1, 1995.


                                        /s/Eric B. Fischman
                                        Eric B. Fischman
                                        Assistant Secretary





(SEAL)